UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 9)

Capstone International Corporation

(Name of small business issuer in its charter)

Commission File No: 333-62588

DELAWARE (State or jurisdiction of incorporation or organization)	7260 (Primary Standard Industrial Classification Code Number)	66-0349372 (I.R.S. Employer Identification No.)

6966 Coach Lamp Drive

Sardis, B.C.

Canada, V2R 2X6

(604) 858-5150

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Delaware

1209 Orange Street

Wilmington, Delaware, 19801

(302) 658-4205

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Common	1,750,000 500,000	$.10 $.10	$175,000 $50,000	$20.07

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

Prospectus

Capstone International Corporation

2,250,000 Shares of

$0.001 Par Value Common Stock

This is a public offering of 2,250,000 shares of $0.001 Par Value Common Stock of Capstone International Corporation. The Shareholders listed on pages 10 and 11 are selling 1,750,000 of those shares. None of these securities holders are Officers, Directors or significant investors in the Company.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $.10 per share until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Capstone intends to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

This offering involves a high degree of risk, see "risk factors" beginning on page 5, to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus/proxy. Any representation to the contrary is a criminal offense.

The Offering:
500,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$50,000
Underwriting Discounts and Commissions		$0.00
Total		$50,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. Capstone is not using an underwriter for this offering.

2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. The Company will pay all such costs, which it estimates to be $17,839.00

3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Delaware law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Capstone International Corporation for its use.

4. The closing date for the Company offering is September 15, 2002. There is no closing date for the selling shareholder's offering.

The information in this prospectus is not complete and may be changed. Capstone may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is August 6, 2002.

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3

Summary Information and Risk Factors

     *Failure to Earn a Profit Due to a Lack of Operational Experience

     *Failure to Secure an Insurance and Annuity Supplier or Underwriter

     *Failure to Secure Insurance and Annuity Sales Brokers and Agents

    *Inability to Compete Against Strong, Well-Established Competitors

    *Failure to Secure Additional Financing

    *Failure to Attract and Retain Experienced Management

*Capstone May Be Unable to Sell The Shares From This Offering if The Selling Shareholders Sell Their Shares For Less Than The Capstone Price

    *Capstone Stock May be Difficult to Resell Because The Company Has No Expectations to Pay Cash Dividends in the Near Future

    *Difficulty For Capstone Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

    *Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

    *Capstone's Auditor has Expressed Doubts as to Capstone's Ability to Continue as a Going Concern

		5
4	Use of Proceeds	6
5	Determination of Offering Price	9
6	Dilution	9
7	Selling Security Holders	9
8	Plan of Distribution	11
9	Legal Proceedings	12
10	Directors, Executive Officers, Promoters and Control Persons	12
11	Security Ownership of Certain Beneficial Owners and Management	13
12	Description of Securities	13
13	Interest of Named Experts and Counsel	13
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
15	Organization within Last Five Years	14
16	Description of Business	14
17	Plan of Operation	16
18	Description of Property	20
19	Certain Relationships and Related Transactions	20
20	Market for Common Equity and Related Stockholder Matters	20
21	Executive Compensation	20
22	Financial Statements	20
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	40
24	Indemnification of Directors and Officers	40
25	Other Expenses of Issuance and Distribution	40
26	Recent Sales of Unregistered Securities	40
27	Exhibits	42
28	Undertakings	42
	Signatures	43

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Summary Information and Risk Factors

Prospectus Summary.

Capstone International Corporation was incorporated on November 16, 2000, in the state of Delaware. The Company's principal executive offices are located at 6966 Coach Lamp Drive, Sardis, BC Canada, V2R 2X6. The telephone number is (604) 858-5150.

Since becoming incorporated, Capstone has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Capstone has no intention to merge with another company or allow itself to be acquired by another company, or to act as a blank check company, as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933.

Capstone is a development stage company that is in the process of establishing itself as a reseller of specialty insurance and annuity products. These products are specifically designed and sold to provide purchasers with the financial means to pay for final needs expenses at the time of their death. Full information about the Company's products will be available on the Internet at www.cicwebsite.com.

Marketing and distribution of Capstone products will take place through sales brokers and agents currently engaged in the general insurance business. General insurance agencies can be found almost everywhere. They typically sell automobile insurance, homeowners and renters policies, disability and casualty insurance, travel insurance, as well as commercial products including fire, theft and liability insurance.

By using this pre-existing network of fully licensed and experienced sales people, Capstone believes it can build its business with less capital than would be required to hire, train and facilitate its own in-house sales force. Capstone intends to begin operations in British Columbia and then, during the second year, to move eastward across Canada. The Company has no plans to expand into the United States for the foreseeable future.

It is doubtful that Capstone will be able to continue as a going concern unless the Company has immediate sales success or is able to raise additional funding. The Company does not currently have the $50,000 needed to develop and market its products, nor does it have a source to supply the necessary funding if it is unsuccessful in raising the capital through this offering. Capstone believes it will take from one (1) to two (2) months to raise capital for completion of the development of the business.

Capstone anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at March 31, 2002, our accumulated deficit was $30,679.00.

Currently, Capstone has a two person Board of Directors. These two Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. There are no employees at the present time and there are no plans to hire substantial numbers of employees during the next twelve months.

This offering consists of 2, 250,000 shares of Capstone Common Stock. The offering price is $0.10 per share. Of that amount, current shareholders are offering 1,750,000 shares. The Company is offering 500,000 shares. Officers, Directors or significant investors own none of the shares being offered. The Company's Officers and Directors collectively own 300,000 shares of Restricted Common Stock.

The Company is currently making a Rescission Offer to certain shareholders who purchased shares under this offering prior to its becoming effective. Such shares will be subject to such Rescission Offer, totaling $6,353.60 if the company is required to purchase all of the rescission shares, until such offer is closed on September 15, 2002, or no less than 30 days after the effective date of the rescission offer, whichever is later.

There is currently no market for Capstone stock.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Capstone. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

We May Be Liable For Prior Violations Of Federal And State Securities Laws. In November, 2001the Company sold a total of 63,536 shares at $.10 per share, prior to the effective date of this offering. These sales of common stock were in violation of federal and state securities laws, and the Company is undertaking a Rescission Offer to the purchasers of that stock. If all holders of Rescission Shares accept the Rescission Offer, the Company will be required to repay said holders a total of $6,354, plus interest at 12% from the date of purchase, or approximately $6,800. The Company has arranged to borrow up to $10,000 from its President to repay any holder of Rescission Shares who accepts the Rescission Offer, and the Company has signed a Promissory Note, which obligates the President to provide the funds to the Company. However, even though the President has agreed to loan the monies, the funding is dependant on the President completing the loan. The Company has no written commitment from the president to provide funds for the rescission. Furthermore, the agreement to loan the money does not require the Company to use the money loaned to it as a part of the Rescission Offer. Although it does not intend to use the monies loaned to it by the President for any purposes other than related to the Rescission Offer, it legally could use the loaned monies for other purposes. The Company has no cash on hand, and could not complete the Rescission Offer if the President does not loan the funds to the Company. This would have a material adverse impact on the Company's ability to continue in business, including the Company's not being able to undertake or complete its business plan, or even the potential bankruptcy of the Company.

Holders of Rescission Shares who do not accept the rescission offer, either because they affirmatively reject it or because they fail to respond to it, may still attempt to assert claims against us relating to non-compliance with the securities laws. We cannot predict with certainty that those claims will be barred by the rescission offer because the legal effect of the rescission offer is uncertain. To the extent those claims are brought and result in judgments for damages, our business, financial condition and result in judgments for damages, our business, financial condition and results of operations could all be harmed. Even if we are successful in defending those claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversion of effort by management. At this point, we cannot quantify the dollar amount of the Rescission Shares held by persons who will accept or reject the rescission offer. Therefore, we cannot quantify the potential continuing liability until completion of the rescission offer.

Failure to Earn a Profit Due to a Lack of Operational Experience: Capstone is a start-up company in its pre-operational development stage. Neither the Company nor its management has any direct experience operating businesses in this industry. This lack of relevant operational experience could prevent Capstone from becoming a profitable business.

As at March 31, 2002, Capstone sustained operating losses of $30,679 due to incorporation and legal expenses. The accumulated deficit as at March 31, 2002 is $30,679.

Failure to Secure an Insurance and Annuity Supplier or Underwriter: Capstone has not yet secured a company to underwrite or supply insurance and annuity products. Without insurance and annuity products to offer for sale, Capstone does not have a business.

Failure to Secure Insurance and Annuity Sales Brokers and Agents: Capstone intends to use both brokers and agents to sell its insurance and annuity products. Without existing relationships or contacts in the insurance and financial services sectors, it will be difficult for Capstone to attract qualified and reputable firms and individuals to sell their products. If Capstone fails to attract the qualified and reputable firms and individuals necessary to make sales, the business will fail.

Inability to Compete Against Strong, Well-Established Competitors: Capstone is competing in an already well-established marketplace, with businesses that have been in the industry for many years. Capstone will find it very difficult to compete with strong, well-established competitors.

The chief competitive factors that Capstone's competitors bring to the marketplace are good reputations, quality products, reliable service and reasonable prices. Additionally, Capstone will be competing with firms that have substantially greater marketing, financial and human resources than Capstone. The established competitors will also have achieved a high level of brand recognition. Many competitors have similar if not identical products to those that Capstone intends to sell, and they will be competing directly with Capstone. The entrance of a new competitor into the marketplace may result in price reductions, reduced profit margins and an inability for Capstone to gain market share. All of these factors will make it very difficult for Capstone to build a financially viable business.

Failure to Secure Additional Financing: Capstone may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming, and even if additional financing is available, it may not be available on terms favorable to Capstone. The failure to secure needed additional financing will have a very serious, if not fatal effect on the Company's ability to survive.

Failure to Attract and Retain Experienced Management: The success of Capstone is largely dependent upon the Company's ability to attract and retain qualified management professionals. It is doubtful that Capstone can be successful if it is unable to attract and retain qualified experienced management.

Capstone Stock May be Difficult to Resell Because The Company Has No Expectations to Pay Cash Dividends in the Near Future: The holders of Capstone common stock are entitled to receive dividends when, and if declared by the Board of Directors. The Company does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of its business. To date, Capstone has not paid cash dividends on the common stock. This lack of an ongoing return on investment may make it difficult to sell Capstone common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Difficulty for Capstone Stockholders to Resell Their Stock Due to a Lack of Public Trading Market: There is presently no public trading market for Capstone common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Capstone intends to have its common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that the Company's shares will quoted on the OTC Bulletin Board. Until there is an established trading market, holders of Capstone common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares: Capstone's Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend the Company's shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in or trade Capstone's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Capstone's Auditor has Expressed Doubts as to Capstone's Ability to Continue as a Going Concern: In the opinion of Capstone's auditor, since Capstone has not generated revenue from operations, it raises substantial doubt about Capstone's ability to continue as a going concern.

Rescission Offer

During November, 2001, the Company sold 63,536 free trading shares of its common stock pursuant to a Form SB2 Registration Statement filed October 29, 2001. Such registration statement was not declared effective prior to the sale of the shares, thereby violating state and federal securities laws. Such shares are the subject of the Registrant's Rescission offer first filed under separate registration on February 19, 2002. The effective date of the rescission offer will be the effective date of its registration, and the rescission offer will conclude on either September 15, 2002, or 30 days after the registration becomes effective, whichever is later. No commissions were paid.

Item 4. Use of Proceeds

Capstone intends to raise $50,000 from the sale of 500,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $50,000, and no minimum. The Company has no intentions to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the company has already raised a total of $20,500 from the sale of stock. A total of $3,000 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering. In addition, the company has raised $17,500 from the sale of stock to other parties - as detailed in Item 7 Selling Security Holders. The offering expenses associated with this offering are estimated to be $17,839.00 ($17,339 already paid from company proceeds, plus $500 for estimated additional expenses), including costs associated with the offering by the selling shareholders. The Company will pay all costs associated with the selling shareholders' offering. As of April 25, 2002 the Company paid $17,339 in offering expenses. It is estimated that a further $500 will be required. As of March 31, 2002 the Company had a cash balance of $0.00. In the event that none of the company shareholders accept the rescission offer and redeem their stock, the company anticipates that the money loaned to it by the President will be sufficient to pay the offering expenses. The Company has no written commitment from the president to provide funds for the rescission.

In the event that any of the company's shareholders accept the rescission offer and demand a refund, Capstone has made arrangements for additional private financing. The Company's president has agreed to provide personal financing by way of a line of credit of $10,000 to cover any share refunds, interest charges or other unforeseen expenses. The Company estimates the offering expenses associated with the Rescission Offer will be $3,000.58. If all of the rescission offerees exercise their rescission rights, the expenses to the Company related to the Rescission Offer are estimated to be $9,704.22.

To secure the necessary funding, Capstone issued a promissory note dated March 18, 2002, in the amount of $10,000. The note bears an interest rate of 6% per annum, compounded annually. The note is payable on demand. Upon default the interest rate increases to 8% per annum, until paid in full.

If additional funding is needed the Company will be required to raise it through a private placement.

None of the offering expenses are to be paid out of the proceeds of this offering. None of the funds raised by this offering will be used to fund the Company's Rescission Offer ..The entire sum of monies Capstone raises from this offering, will be used to finance the Company's Plan of Operations. One of the purposes of the offering is to create an equity market that allows Capstone to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how the Company intends to use these proceeds of this offering. Items are not listed in a priority order.

Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Consulting and Professional Fees	10,000
Promotional Expenses	10,000
Training Expense	5,000
Travel and Accommodations	5,000
Communications Expenses	2,000
Website Development	2,000
Miscellaneous Administrative Costs	1,000
Total	$50,000

 The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. The amount budgeted is a minimal estimate of costs for the first year of operations.

Consulting and Professional fees: These fees include the cost of consulting with insurance and financial services industry experts, as well as professional service fees for training required to support sales agents and brokers.

Promotional Expenses: These costs will cover the provision of a minimal amount of product and program information necessary to conduct a recruitment campaign for insurance and annuity brokers and agents.

Training Expenses: This expense item will provide the funds necessary for a minimal amount of product specific training for new sales agents and brokers. It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other materials.

Travel and Accommodation: These costs are for travel that will be necessary during negotiations and recruitment for an underwriting firm, as well as sales brokers and agents.

Communications Expenses: Postage, courier, long distance telephone and fax costs.

Website development: The cost associated with preliminary development of the website.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

There is no assurance that Capstone will raise the full $50,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 20 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	20%	50%	75%
Legal and Accounting Fees	$ 3,500	$ 7,000	$ 10,000
Consulting and Professional Fees	2,500	6,000	7,500
Promotional Expenses	1,500	5,000	7,000
Training Expense	1,500	3,000	4,000
Travel and Accommodations		1,000	4,000
Communications Expenses		1,000	2,000
Website Development	1,000	1,500	2,000
Miscellaneous Administrative Costs		500	1,000
Total	$ 10,000	$ 25,000	$ 37,500

If only 20% of the offering is sold, the Company will continue with its development plans, however, only the most necessary tasks will be undertaken. The Officers and Directors will need to assume more of the workload and cover their own travel, accommodations, communications costs and out of pocket expenses. Capstone anticipates this amount would be sufficient to sustain the Company during the short-term; however, there would be insufficient funds available for furtherance of the plan of operations, as detailed in Item 17 of this filing.

In the event that only 50% of the offering amount is raised, Capstone will be able to further its plan of operation; however, the Company's activities will be severely restricted. Without the ability to aggressively pursue its plan of operations, it is likely that it will take much longer to build a comprehensive network of brokers and agents.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

Selling Shareholders will not be effected if Capstone is unable to raise any amount of money through this issuance, because Capstone does not intend to return stock sales proceeds to investors under any circumstances. However, if Capstone is unable to raise sufficient additional funds from the sale of stock, the Selling Shareholders may find that there is no market developed on the OTC Bulletin Board to allow those Selling Shareholders to sell their shares. The money Capstone has raised thus far from selling stock to its present shareholders will be sufficient to pay all expenses of this offering, including the offering by those shareholders. The Company estimates that amount to be $17,839. The total amount of the money raised from the sale of the 500,000 shares being offered by Capstone will be used for purposes of furthering the Company's plan of operations, as detailed in Item 17 of this filing.

None of the proceeds identified as consulting or professional fees will be paid to Officers, Directors or other persons who are not arms length from the Company. Capstone anticipates that it will be utilizing the services of two consultants, one being an insurance and annuity professional, and one being an experienced death services professional. Capstone also expects to utilize the services of a professional sales trainer. At the time of this filing Capstone has contracted the services of an insurance and annuity consultant. See Item 13 of this filing.

Item 5. Determination of Offering Price

There is no established market for the Registrant's stock. The Company's offering price for shares sold pursuant to this offering is set at $0.10. The existing shareholders paid $0.01 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Capstone's stock) and the high level of risk considering the lack of operating history of Capstone. The Selling Shareholders, however, will sell their stock at a price determined by the market, and may not be the same price as is sold by Capstone. The Selling Shareholders will sell their respective shares of stock at $.10 per shares, until Capstone's securities are quoted on the OTB Bulletin Board, and thereafter the shareholders will sell at prevailing market prices or a privately negotiated price. .

Item 6. Dilution

Capstone is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.01 per share. See Item 26, Recent Sales of Unregistered Securities, below.

The net tangible book value per share before this offering is $0.01. The net tangible book value per share after this offering, assuming all shares are sold, including those being sold by selling shareholders, will be $0.03. There will be an immediate increase in net tangible book value attributable to cash payments for the shares being offered by Capstone in the amount of $35,483.14, or $.02 per share. There will be an immediate dilution of $.07 per share that will be absorbed by the purchasers of shares from the Company, which equals a seventy percent (70%) dilution value per share.

Item 7. Selling Security Holders

The Selling Shareholders named in this prospectus are offering 1,750,000 of the 2,250,000 shares of common stock offered through this prospectus. The shares include the following:

1. 1,750,000 shares of the Capstone's common stock that the Selling Shareholders acquired from Capstone in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on June 1, 2001.

The remaining selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act.

The following table provides as of March 31, 2002, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders.	Family Relationship with Management	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Lois Meisinger 22346A Twp Rd 530 Ardrossan, Alberta	Rod Veremy - Mother	None	100,000	100,000	0	0%
Wally Major 22346 Twp Rd 530 Ardrossan, Alberta	Rod Veremy - Grandfather	None	100,000	100,000	0	0%
Gerry Meisinger 22346A Twp Rd 530 Ardrossan, Alberta	Rod Veremy - Father	None	100,000	100,000	0	0%
Doris Major 22346 Twp Rd 530 Ardrossan, Alberta	Rod Veremy - Grandmother	None	50,000	50,000	0	0%
Wade Meisinger 6736 Sunshine Coast Hwy Sechelt, B.C.	Rod Veremy - Step Brother	None	100,000	100,000	0	0%
Marnie Meisinger 6736 Sunshine Coast Hwy Sechelt, B.C.	Rod Veremy - Step Sister-in-Law	None	100,000	100,000	0	0%
Jean Blanchard #209, 601 North Road Coquitlam, B.C.	Rod Veremy - Cousin	None	100,000	100,000	0	0%
Jenny Major R.R. #1, Site 11, Box 32 Millet, Alberta	Rod Veremy - Aunt	None	100,000	100,000	0	0%
Allen Ridley R.R. #2, Site 5, Box 13 Rimbey, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Evelyn Ridley R.R. #2, Site 5, Box 13 Rimbey, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Tom McMahon 59 Nootka Road Leduc, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Sylvia McMahon 59 Nootka Road Leduc, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Gerry Karpinka 101 Beauvista Drive Sherwood Park, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Maria Karpinka 101 Beauvista Drive Sherwood Park, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Frank Meisinger 4;19;67;32; NW County of Athabasca No. 12 Grassland, Alberta	Rod Veremy - Uncle	None	100,000	100,000	0	0%
Sherry Theoret 130 Doverglen Cres. S.E. Calgary, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Christine Broggi 474 Evergreen Park Edmonton, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%
Joseph Levesque 474 Evergreen Park Edmonton, Alberta	Rod Veremy Friend	None	100,000	100,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,050,000 shares of common stock outstanding on June 1, 2002. The 2,050,000 figures includes 300,000 common shares currently owned by Officers and Directors. These 300,000 shares are restricted shares and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

(a) has had a material relationship with Capstone, other than as a shareholder at any time within the past three years; or

(b) has ever been an Officer or Director of Capstone International or any of its predecessors or affiliates.

 Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current Capstone shareholders and principles of the Company. The Officers and Directors of the Company, Masseurs Mills and Veremy, will not register as broker-dealers in connection with this offering. Masseurs Mills and Veremy will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily performs substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

The Selling Shareholders will be selling 1,750,000 of the 2,250,000 shares offered in this prospectus, and 1,750,000 of the 2,550,000 total shares that will be outstanding if all of the shares to be sold by Capstone are sold. The Selling Shareholders will be selling 77.8% of the stock being sold in this offering, and 68.6% of the total shares that will be outstanding, if all of the shares to be sold by Capstone are sold. The shares being sold by the Selling Shareholders will be sold individually by each shareholder, at $.10 per share, until the securities are quoted on the OTC Bulletin Board or other market, and thereafter at prevailing market prices or privately negotiated prices. The Shareholders' selling price will not necessarily be dependant on the price for which Capstone is offering the shares. If the shares sold by the Selling Shareholders are sold for a price that is less than the price for which Capstone is selling its stock, Capstone may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Capstone plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until its sells all of the shares registered, or September 15, 2002, which ever occurs first. The Selling Shareholders have no time for the sale of their shares.

Item 9. Legal Proceedings

Capstone is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Darryl Mills, President, Member of the Board of Directors, age 48. Mr. Mills graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (1990) and from the University of Regina, in Regina Saskatchewan with a Graduate Diploma in Government Administration. (1993)

Most of Mr. Mills' career has been in public service. He spent nearly 20 years with the Province of Saskatchewan in a variety of increasingly responsible roles. He has been: an Assistant Director of Economic Development with the Department of Northern Saskatchewan from 1972 to 1982; an Auditor with the Saskatchewan Workers Compensation Board from 1982 to 1986; Executive Assistant to the Minister of Finance from October 1992 to April 1993, and Executive Director of the Saskatchewan Gaming Commission from May 1993 to December 1996.

From 1986 to 1990 Mr. Mills held the position of Secretary Treasurer of the Kamsack School Division, in Kamsack Saskatchewan. From 1990 to 1992 Mr. Mills attended the University of Saskatchewan full time.

In addition to his time spent with the Saskatchewan Government and the Kamsack School Division, Mr. Mills also worked with the Canadian Institute of Chartered Accounts as British Columbia Sales Manager for Professional Publications and Services from May 1997 to July 1999. He also held the position of Secretary and Director with Far East Ventures, Inc from February to August of 2000. Since leaving Far East Ventures in August of 2000 Mr. Mills has been doing private consulting work in the areas of governmental relations, organization design and business development. Mr. Mills continues to work as a private management consultant assisting emerging companies in developing their business plans and management structure. He will continue to operate his private consulting business until such time as the responsibilities of Capstone necessitate a full time commitment to Capstone.

In working with Capstone, Mr. Mills will be responsible for business development, as well as corporate and governmental relations. His primary function will be to secure an insurance and annuity supplier and work with that supplier to develop suitable products and services. This will include primary responsibility for developing training materials and customer service support. He will also have the ongoing responsibility to maintain good relations with the supplier and to handle any regulatory issues that may arise. Mr. Mills will provide whatever time is necessary to effectively carry out his duties. He is currently devoting seventy five percent (75%) of his time on Capstone responsibilities; however, he expects that to grow to one hundred percent (100%) over the next several months.

Rodney Veremy, Secretary/Treasurer, Member of the Board of Directors, age 25. In 1997, Mr. Veremy graduated from Grant McEwen Community College in Edmonton, Alberta with a Diploma in Business Administration.

In June 1997, after attending Business College, Mr. Veremy was hired by Future Transportation Systems Ltd. (FTSL), as Assistant General Manager. FTSL is a medium sized trucking firm. In 1999 Mr. Veremy was promoted to general manager. Mr. Veremy left his position with FTSL on August 15, 2000.

In April of 2000, Mr. Veremy started his own trucking company, which he called Green Leaf Enterprises Ltd. Green Leaf employs 16 drivers. Mr. Veremy is the President and General Manager of Green Leaf Trucking and in that capacity is responsible for the entire operation of the company. In addition to doing private hauling, Green Leaf has 7 permanent contracts and 1 temporary contract.

Mr. Veremy's responsibilities with Capstone will be in the areas of financial management and accounting. He is currently devoting ten percent (10%) of his time to Capstone responsibilities. He is prepared to give Capstone up to 50 percent (50%) of his time in the long term, and as much as 75 percent (75%) for during the critical first 6 months of operations.

Until March 8, 2002, Mr. Brian Koehn served as the President and a member of the Board of Directors of the Company. After due investigation regarding past activities, the Board of Directors requested that Mr. Koehn resign as President and as a member of the Board of Directors. Mr. Koehn resigned both his appointment as a Board member and position as President on March 8, 2002. Mr. Koehn had no disagreements with the Company on any matter relating to the operations, policies or practices of the Company.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Capstone owning 5% or more of the common stock, and shares owned by Capstone's Directors and officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Darryl Mills President, Director 6966 Coach Lamp Dr., Chilliwack B.C., Canada, V2R 2X6	100,000	4.8%
Common	Rod Veremy Secretary/Treasurer, Director 4; 19; 67; 32; NW, County of Athabasca, No. 12, A.B., Canada	100,000	4.8%
Common	Directors and officers as a group (2)	200,000	9.6%

Item 12. Description of Securities

COMMON STOCK

Capstone's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Capstone's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

As June 1, 2002, there were 2,050,000 shares of the Company's common stock issued and outstanding.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Capstone or was a promoter, underwriter, voting trustee, director, officer, or employee, of Capstone.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 5 of Capstone's Bylaws, the Company is obligated to indemnify its directors, officers, agents and employees to the fullest extent authorized under Delaware Law subject to certain specified limitations. As permitted by Delaware Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

There are no promoters being used in relation with this offering. Any persons, who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Capstone. No assets will be or are expected to be acquired from any promoter on behalf of Capstone. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Capstone International Corporation was incorporated on November 16, 2000, in the state of Delaware. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Capstone has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Capstone is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

Capstone is creating a business as a reseller of insurance and annuity products. These products are specially designed and marketed to compete directly with what are known as pre-paid funerals. The products the Company intends to sell will provide its customers with the assurance that all their final needs are provided for before their death.

Principal Products and Services

Capstone plans on offering final needs insurance and annuity products that are specially designed to compete with pre-paid funeral packages. By offering both insurance products and annuity products, the Company can supply a pre-arranged funeral expense alternative for virtually every consumer.

The insurance product is a life insurance policy that will pay out a predetermined sum to a beneficiary of the client's choice at the time of the policyholder's death. As with all life insurance policies, there are pre-determined premiums payable for a specified term with a pre-determined payout value. There are also maximum age requirements and health related qualifiers that must be met. At the time of the policyholder's death, the benefits are used to pay for funeral and other related expenses on behalf of the deceased policyholder.

The annuity type product that Capstone intends to sell is being made available for clients who do not want to purchase life insurance, or who are unable to qualify for life insurance due to health or age considerations. The annuity achieves virtually the same result as the insurance policy. The client purchases the annuity with a predetermined value. The cost of the annuity can be paid in one lump sum, or it can be financed with predetermined monthly payments for a prescribed term. At the time of the annuity holder's death, the beneficiary will use the money from the annuity to pay for the funeral arrangements and related expenses on behalf of the deceased annuity holder.

In the case of both the life insurance policy and the annuity, the client will have absolute discretion over how he or she wants the proceeds paid at the time of death. The client will specify a beneficiary who will receive the proceeds, and make disbursements as required. The beneficiary can be a person, the deceased's estate or a death services provider, such as a funeral home, crematorium or cemetery.

The Market

Two different types of businesses dominate the market for pre-paid and pre-arranged death services: funeral home and death care service providers - such as crematoriums, cemeteries and monument suppliers - and insurance companies and underwriters. The funeral home and death care service providers are allowed to sell both pre-paid funerals and the insurance/annuity type products. The insurance companies and underwriters sell only the insurance/annuity type products. Both of these groups operate throughout the market place and have a strong presence in every region.

The demand for pre-paid and pre-arranged funerals increases as our society ages. People tend to be more concerned about their mortality as they grow older, and they often make financial plans and other arrangements for their own final needs. The final needs insurance and annuity products Capstone intends to provide are specifically designed to satisfy these concerns.

Competition and Competitive Strategy

Competition in the pre-need death services marketplace comes from two major areas: funeral home and other service providers, and insurance and annuity underwriters. Generally speaking, the funeral home operators rely on walk-in trade and word of mouth advertising to generate sales. Some of the larger national operators also conduct direct mail marketing campaigns. Competition from insurance underwriters is mainly in the form of national television advertising, newspaper and magazine advertising, and direct mail marketing campaigns.

Capstone intends to avoid all these areas of promotion and to instead concentrate on building a strong network of independent brokers and agents. By offering our products through pre-existing agencies and firms Capstone will gain immediate access to this base of clientele that direct mail and other mass marketing techniques may not reach. Capstone's agents and brokers will be able to present the Company's products directly to select pre-qualified customers as part of a comprehensive personal or family insurance portfolio.

Distribution

By working with fully qualified experienced insurance professionals, Capstone will be able to offer its customers the best possible distribution and customer service network. All paperwork will be completed by fully trained professionals, who can answer any questions the customer may ask. Paperwork will then be sent directly to the underwriter for processing. The customer will receive the official acceptance and contract in the mail as soon as the underwriter has accepted it.

New and or Innovative Products and Services

Capstone has never made any announcements concerning the introduction of new or innovative products or services, nor does the Company have any intentions to do so in the future.

Sources and Availability of Products and Supplies

All products and supplies that are required by Capstone for consumption or re-sale are readily available from numerous industry wholesalers. The final needs insurance and annuity industry has not been characterized by product shortages, restrictions or any other type of limiting factors, and there are no indications that such problems will occur in the foreseeable future.

Dependence on One or a Few Major Customers

The final needs insurance and annuity services business is not the type of business that is, or can be, dominated by one or a small number of customers. The types of products and services that Capstone intends to provide have always been considered to be very personal. Except for a very limited number of cases, the point of sale decision or actual purchase event takes place between the consumer or purchaser and the service provider.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Capstone plans to provide that would give cause for any patent, trademark or license infringements or violations. The Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

Capstone management has been in contact with government regulators in British Columbia, Alberta and Saskatchewan. In all cases the Company has been advised that it does not require government licensing as a re-seller of final needs insurance and annuity products. Only sales people and insurance underwriters are required to be licensed in the jurisdictions where we have made enquiries. We have also been advised that the insurance and financial service products being sold must also be approved for sale. This approval is granted to the insurance underwriter.

While there is no requirement for re-sellers such as Capstone to be licensed, as insurance agents, brokers or sellers at this time, the Company has the ability, through its consultant Mr. Santbir Minhas, to secure any type of licenses that may become necessary. Mr. Minhas is a fully licensed General Insurance Agent and Broker and as such has agreed to provide whatever services necessary or to undertake whatever role is necessary to fulfill both present and future regulatory requirements for the Company. That includes securing a General Agency license if necessary.

Mr. Minhas' agreement with Capstone may be terminated by either party upon delivery of (30) thirty-days written notice. This agreement requires Mr. Minhas to assist Capstone in developing training materials, and agreements with underwriters. Mr. Minhas will be paid monthly on a fee for service basis at a rate of $500 per day. Mr. Minhas works on an as needed basis with no minimum or maximum commitment or requirement.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect the Company's ability to operate. Labor Standards Laws, Workplace Occupational Health and Safety Regulations, and local government business licensing requirements are the only other government regulations that will affect Capstone.

Research and Development Activities and Costs

Capstone has not undertaken any research and development to date, nor does it have any plans to undertake any research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor is Capstone aware of any such laws being contemplated for the future to address issues specific to the business of the issuer.

Facilities

Capstone does not own or rent facilities of any kind. At present the Company is operating from its official address that is located within the offices of the Company's President. Capstone intends to continue to operate from this location until it has sufficient revenues from sales to support a rented facility. Capstone anticipates no need for additional space during the first year of operations, however, if growth occurs faster then expected the Company would make every effort to find facilities that offer long-term adaptability to growth.

Employees

Capstone has no intention to hire employees until the business has been successfully launched with sales revenues flowing into the Company. The Company's Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of final needs insurance and annuities. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. The Company expects to have no more than two full time employees by the end of the first year of operations. Both of these employees will be hired very near the end of the first year.

Reports to Security Holders

Capstone will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. Capstone is not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

The insurance, annuity and pre-paid sector of the final needs industry in Canada is dominated by two major groups of sellers: insurance and annuity underwriters, and funeral home operators. Insurance and annuity underwriters generally market their products directly to the public through nation-wide advertising campaigns and direct mail. Funeral home operators depend more on walk-in traffic and word of mouth referrals for new business, however they too have started to use direct mail and regional media advertising.

Capstone plans to market its insurance and annuity products differently from other sellers of the same products. Capstone's plan is to market its products through the existing network of general insurance and financial service brokers and agents. By using this pre-existing network, Capstone will gain instant access to hundreds of fully staffed and operational retail locations. This will lessen the financial pressure on the Company, as there will be no need to license and train employees, or to provide equipment, facilities and administrative support for a large workforce.

Because none of the Officers or Directors of the Company has a strong background in the insurance and annuity industry, the Company has contracted the services of an insurance industry professional. On June 30, 2001 Capstone entered into a contract with Mr. Santbir Minhas to provide technical expertise. Mr. Minhas will provide advice in matters pertaining to the selection of an underwriting firm, contracting with sales brokers and agents, and he will help develop training materials and operations manuals. The term of the contract is for one year. The contract may be terminated by either party providing the other with thirty (30) days written notice. Mr. Minhas will be paid monthly on a fee for service basis at a rate of $500 per day. There is no predetermined minimum or maximum allotment of time specified in the contract. Mr. Minhas has agreed to provide services on an as needed basis.

During the past year Capstone management has met with numerous insurance-underwriting firms in an effort to secure insurance and annuity products to sell. At present the Company has narrowed its list of likely candidates to two well-established American companies. Both firms have been in the business of providing final needs insurance and annuity products in the United States for many years. One of the firms has been in business for over 25 years. Both firms are very interested in gaining a presence in the Canadian market. Neither of the firms' products is currently available in Canada.

The underwriting firms are responsible for securing proper licensing from the appropriate Canadian authorities. One of the firms we are negotiating with has secured the necessary licenses for most Canadian jurisdictions, but is still waiting for approval in British Columbia. The other firm has made the necessary enquiries and advises us that licensing will be forthcoming as required. Capstone expects to negotiate a final contract with an underwriter shortly after our company's stock is approved for trading. The Company plans on confirming sales agency agreements immediately after the underwriter has been selected.

Capstone has had ongoing discussions with a number of general insurance brokers and agents for almost one year. The firms it met with have indicated a definite interest in offering the Capstone insurance and annuity products for sale. The Company continues to meet with potential sellers on a regular basis. At the time of this filing Capstone has not signed any contracts or agreements with sellers, as it would be imprudent to do so until the Company has a contract in place with an underwriter.

In addition to meeting with potential underwriters, sales brokers and agents, Capstone has also done a considerable amount of work developing training materials. A draft of the materials has been completed and edited, and is ready to go to production. The Company is waiting until an underwriter has been selected in case modifications will be required to the materials. When the underwriter has been retained the package will be reviewed by the Company's consultant and put into print. Capstone anticipates having the materials ready for distribution to sales brokers and agents as required.

In discussions the Company has had with our prospective underwriter, it has been assured that promotional materials will be available very soon after signing an Underwriting Agreement. The underwriting firm has agreed in principle to supply all product related information. The Company anticipates no problem in having the promotional materials in-hand when it is ready to market its products.

Capstone intends to operate with very limited administrative support. Sales will all be facilitated through independent broker/agents. The paperwork from each sale will be forwarded directly to the underwriter for processing - with a copy going to Capstone for audit purposes. Once accepted, the acceptance along with the official documentation will be sent directly to the client. Commissions will be sent from the underwriter directly to the seller. Capstone will be provided with monthly statements along with its over-ride check. This procedure has been discussed and agreed to by both prospective underwriters. All claims, cancellations or refunds will be handled directly by the underwriter.

Although Capstone has not yet completed negotiations on a re-sellers agreement nor settled on a final fee or commission structure with an underwriting firm, the Company believes it can generate gross revenues of between seventeen percent (17%) to twenty-three percent (23%) on the insurance policies and annuity contracts sold. The final amount will depend upon the age of the policy/contract holder, whether it is an insurance policy or an annuity and the payment terms. In discussions the Company has had with our prospective underwriter, broker/agents, and its consultant, it appears that it will be possible to negotiate broker/agent agreements with maximum commissions payable of approximately twelve percent (12%). That would leave net revenue to the Company of approximately five percent (5%) to ten percent (10%). The Company believes these figures to be accurate and realistic based on actual negotiations and discussions we have had with our prospective underwriter, prospective sales agents and brokers, and our insurance consultant.

How long Capstone will be able to satisfy its cash requirements, and whether the Company will require additional outside funding in the next twelve months depends on how quickly the Company can generate sales revenue and how much revenue can be generated. At the present time the Company only has funds available to complete the expenses of this offering.

If Capstone is unable to raise additional funding through this offering or from other sources it will not be able to survive more than three or four months. In that event it will be critical that Capstone begins to realize sales revenues as quickly as possible. Capstone will require additional funding from either outside sources or from sales revenues to survive past the end of this calendar year.

Capstone is confident it can meet its financial obligations and pursue its plan of operations if it can either raise additional funding through this offering or achieve sales revenues within the next six months. In the event that the Company requires additional outside funding, it intends to raise the capital through a private placement.

In addition to the challenge faced by the uncertainty of commercial success, Capstone also faces the potentiality of additional expenses from having to return moneys to shareholders who have the option of redeeming shares during the term of the outstanding rescission offer. If none of the affected shareholders chose to redeem their shares, there will be no material effect on the plan of operation of the company. In the event that shareholders do choose to accept the rescission offer, Capstone will be required to refund the money they paid for shares in the company plus interest. Capstone does not have these funds available at this time; however the Company's president has provided a line of credit to the Company up to $10,000 to cover share refunds, interest or any other unforeseen expenses that may arise. The terms of the agreement with the President require that Capstone must repay the amount borrowed, in whole or in part, including interest on the outstanding balance due at six percent (6%) per annum, upon receiving written demand from the President. If necessary, the Company intends to raise any additional required capital by way of a private placement.

Capstone does not foresee any immediate or long term threat to their continued existence as a result of the possibly of having to buy back shares. In the event the Company avails itself of the line of credit financing, it intends to repay the loan and any accrued interest from subsequent earnings. The Company has not budgeted for repayment of the loan principal or interest thereon during the first 12 months of operations.

The Company has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

During the first year of operations, Capstone will concentrate its efforts exclusively on building its business in British Columbia. As the Company gains experience, and develops sufficient revenues from sales it will expand its business eastward across the country. At this time the Company has no plans to expand outside Canada

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement.
Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Consulting and Professional Fees	10,000
Promotional Expenses	10,000
Training Expense	5,000
Travel and Accommodations	5,000
Communications Expenses	2,000
Website Development	2,000
Miscellaneous Administrative Costs	1,000
Total	$50,000

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. The Company expects to be making these expenditures throughout the year.

Consulting and Professional Fees: These fees refer to the cost of consulting with insurance and financial services industry experts, as well as professional service fees for training sales agents and brokers. Capstone expects to be making these expenditures during the period from the second to twelfth month of operations.

Promotional Expenses: This item refers to the cost of providing product and program information necessary to conduct a recruitment campaign for insurance/annuity brokers and agents. Capstone expects to be incurring these costs during the period from the second to the eighth month of operations.

Training Expense: This item refers to the cost of product specific training for new sales agents and brokers. It will cover items such as room and equipment rental for training seminars, and copying and printing costs for training manuals and other materials. The Company expects to be incurring these costs during the period between the third and ninth month of operations.

Travel and Accommodations: This item refers to travel and accommodation expenses for meeting with potential underwriters, sales brokers and agents during the recruitment drive and contract negotiations. Capstone expects to be making these expenditures during the period between the first and seventh month of operations.

Communications Expenses: This item refers to telecommunication, postage, courier and all other related forms of communication costs. The Company expects to incur these costs throughout the period covered by this Registration Statement.

Website Development: This item refers to all costs associated with the Company's website development. Capstone expects to incur these costs during the period between the first and third month of operations.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items. The Company expects to be incurring these costs throughout the year.

Item 18. Description of Property

Capstone does not own any property, real or otherwise. For the first year, Capstone intends to operate from the President's office at his residence, at no cost to the Company.

The Company does not have any investments or interests in any real estate. Capstone does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Capstone has entered into a Promissory Note (attached hereto as Exhibit VII) with its President, Darryl Mills, in the amount of $10,000.00. The note becomes due and payable, together with interest at 6% per annum, upon demand of the President, in writing, to the Company.

Mr. Brian Koehn is a former Director and a founder of the Corporation, and as such is considered a promoter under Rule 504, Regulation C of the 1933 Securities Act.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for Capstone stock, and Capstone has not applied to have its common stock listed.

Holders.

As of the filing of this Registration Statement, the Company had twenty (20) shareholder of record of its common stock.

Dividends.

As of the filing of this registration statement, registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Capstone to pay dividends on common equity or that are likely to do so in the future. Capstone does not intend to pay dividends to its shareholders in the foreseeable future.

Item 21. Executive Compensation

Capstone's Executive officers do not currently receive and are not accruing any compensation.

Item 22. Financial Statements

The following financial statements of Capstone are filed herewith:

Audited Financial Statements from date of inception, November 16, 2000, December 31, 2001

Interim Financial Statements for the period ended March 31, 2002 and March 31, 2001

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2002 AND MARCH 31, 2001

Page Number

INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . . . . . . . . . . . . 1

FINANCIAL STATEMENTS

Balance Sheets . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

Statements of Operations and Deficit

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 6-7

David E. Coffey 3651 Lindell Road, Suite I, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

Of Capstone International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheets of Capstone International Corporation (a development stage company) as of March 31, 2002 and March 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from November 16, 2000 (date of inception) to March 31, 2002. These statements are the responsibility of Capstone International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Capstone International Corporation as of March 31, 2002 and March 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from November 16, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David E. Coffey, C.P.A.

Las Vegas, Nevada

June 5, 2002

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31, 2002	March 21, 2001
ASSETS
Cash	$0	$32
Total Assets	$0	$32
LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable	$3,725	$0
Common stock sold subject to a rescission offer	6,354	0

Total Liabilities	10,079	0

Stockholders' Equity
Common stock, authorized
100,000,000 shares at $.001 par value,
2,050,000 shares at 100,000 shares,
Respectively, issued and outstanding	2,050	100
Additional paid-in capital	18,550	900
Deficit accumulated during the
Development stage	(30,679)	(968)

Total Stockholders' Equity	(10,079)	32

Total Liabilities and Stockholders' Equity	$0	$32

The accompanying notes are an integral part of these financial statements.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOLPMENT STAGE

(With Cumulative Figures From Inception)

	Three months ending March 31,		From Inception, Nov. 16, 2000 to March 31, 2002
	2002	2001
Income	$0	$0	$0

Expenses
Organizational costs	0	0	968
Professional fees	5,653	0	28,870
Fees	0	0	519
Office expenses	64	0	282
Interest expense	40	0	40

Total expenses	5,757	0	30,679

Net loss	(5,757)	0	(30,679)

Retained earnings, beginning of period	(24,922)	(968)

Deficit accumulated during the development stage	$(30,679)	(968)

Earnings (loss) per share, assuming dilution:
Net loss	$0.00	$0.00	$(0.02)

Weighted average shares outstanding	2,050,000	100,000	1,311,765

The accompanying notes are an integral part of these financial statements.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHAGNES IN STOCKHOLDERS' EQUITY

FROM NOVEMBER 16, 2000 (Date of Inception) TO MARCH 31, 2002

	Common Stock				Additional Paid-in Capital		Deficit accumul-ated during the development stage		Total
	Shares		Amount
Balance, November 16, 2000	---	$	---	$	---	$	---	$	---

Issuance of common stock for cash
November 20, 2000	100,000		100		900		0		1,000

Less net loss	0		0		0		(968)		(968)

Balance, December 31, 2000	100,000		100		900		(968)		32

Issuance of common stock for cash
May 9, 2001	400,000		400		3,600		0		4,000
May 14, 2001	700,000		700		6,300		0		7,000
June 14, 2001	850,000		850		7,650		0		8,500

Currency translation adjustment	0		0		100		0		100

Less net loss	0		0		0		(23,954)		(23,954)

Balance, December 31, 2001	2,050,000		2,050		18,550		(24,922)		(4,322)

Less net loss	0		0		0		(5,757)		(5,757)

Balance, March 31, 2002	2,050,000		$2,050		$18,550		$(30,679)		$(10,079)

The accompanying notes are an integral part of these financial statements

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

	Three months ending March 31		From Inception, Nov. 16, 2000 to March 31, 2002
	2002	2001
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(5,757)	$0	$(30,679)
Non-cash items included in net loss	0	0	0
Adjustments to reconcile net loss to
cash used by operating activity
Accounts payable	2,996	0	3,725

NET CASH PROVIDED BY OPERATING ACTIVITIES	(2,761)	0	(26,954)

CASH FLOWS FROM INVESTING ACTIVITIES	0		0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	0	0	2,050
Paid-in capital	0	0	18,550
Common stock sold subject to a rescission offer	0	0	6,354

NET CASH PROVIDED BY FINANCING ACTIVITIES	0	0	26,954

NET INCREASE IN CASH	(2,761)	0	$0

CASH AT BEGINNING OF PERIOD	2,761	32

CASH AT END OF PERIOD	$0	$32

The accompanying notes are an integral part of these financial statements

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2002 AND MARCH 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on November 16, 2000 under the laws of the State of Delaware. The business purpose of the Company is to acquire funeral facilities and the selling of prepaid funeral programs.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On November 20, 2000 the Company sold 100,000 shares of it's common stock at $0.01 per share for $1,000. On May 9, 2001 the Company sold 400,000 shares of its common stock at $.01 per share for $4,000. On May 14, 2001 the Company sold 700,000 shares of its common stock at $.01 per share for $7,000. On June 14, 2001 the Company sold 850,000 shares of its common stock at $.01 per share for $8,500. On November 14, 2001 the Company sold 63,536 shares of its common stock at $.10 per share of $6,354. However, the shares are subject to a rescission offer by the Company until July 15, 2002.

NOTE D RESCISSION OFFER

On November 14, 2001 the Company sold 63,536 shares of its common stock at $.10 per share for $6,354. However, the shares are subject to a rescission offer by the Company until July 15, 2002. Under the terms of the rescission offer, those shareholders may return the stock to the Company for a refund of the amount paid for the stock, plus interest at 12% per annum. There has been no accrual for interest since management estimates that it is unlikely that the rescission offer will be accepted by the shareholders.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2002 AND MARCH 31, 2001

(Continued)

NOTE D RESCISSION OFFER (Continued)

The Company has obtained a $10,000 line of credit from existing shareholders to honor the rescission offer if the rescission offer is accepted.

NOTE E GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principals applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31 2000

Page Number

INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . ..1

FINANCIAL STATEMENT

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Statements of Operations and Deficit

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6-7

David E. Coffey 3651 Lindell Road, Suite I, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

Of Capstone International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheets of Capstone International Corporation (a development stage company) as of December 31, 2001 and December 31, 2000 and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from November 16, 2000 (date of inception) to December 31, 2001. These statements are the responsibility of Capstone International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Capstone International Corporation as of December 31, 2001 and December 31, 2000 and the results of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from November 16, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David E. Coffey, C.P.A.

Las Vegas, Nevada

March 21, 2002

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY

BALANCE SHEETS

	December 31, 2001	December 31, 2000
ASSETS

Cash	$2,761	$32

Total Assets	$2,761	$32

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$729	$0
Common stock sold subject to a rescission offer	6,354	0

Total Liabilities	7,083	0

Stockholders' Equity
Common stock, authorized 100,000,000 shares at .001 par value 2,050,000 shares of 100,000 shares, respectively, issued and outstanding	2,050	100
Additional paid-in capital	18,550	900
Deficit accumulated during the development stage	(24,922)	(968)

Total Stockholders' Equity	(4,322)	32

Total Liabilities and Stockholders' Equity	$2,761	$32

The accompanying notes are in integral an integral part of

these financial statements

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Year Ending December 31, 2001	Year ending December 31, 2000	From Inception, Nov. 16, 2000 to Dec. 31, 2001
Income	$0	$0	$0

Expenses
Organizational costs	0	968	968
Professional fees	23,217	0	23,217
Fees	519	0	519
Office expenses	218	0	218

Total Expenses	23,954	968	24,922

Net Loss	(23,954)	(968)	$(24,922)

Retained earnings, beginning of period	(968)	0

Deficit accumulated during the development stage	$(24,922)	(968)

Earnings (loss) per share, assuming dilution:
Net Loss	$(0.02)	$(0.01)	$(0.02)

Weighted average shares outstanding	1,329,167	100,000	1,153,571

The accompanying notes are an integral part of

these financial statements.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM NOVEMBER 16, 2000 (Date of Inception) TO DECEMBER 31, 2001

	Common Stock				Additional Paid-in Capital		Deficit accumul- Ated during the Development Stage		Total
	Shares		Amount

Balance, November 16, 2000	---	$	---	$	---	$	---	$	---

Issuance of common stock
for cash,
November 20, 2000	100,000		100		900		0		1,000

Less net loss	0		0		0		(968)		(968)

Balance, December 31, 2000	100,000		$100		$900		$(968)		$32

Issuance of common stock
for cash,
May 9, 2001	400,000		400		3,600		0		4,000
May 14, 2001	700,000		700		6,300		0		7,000
June 14, 2001	850,000		850	`	7,650		0		8,500

Currency translation adjustment	0		0		100		0		100

Less net loss	0		0		0		(23,954)		(23,954)

Balance, December 31, 2001	2,050,000		2,050		18,550		(24,922)		(4,322)

The accompanying notes are an integral part of

These financial statements

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures >From Inception)

	Year ending December 31, 2001	Year ending December 31, 2000	From Inception, Nov. 16, 2000 to Dec. 31, 2001

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(23,954)	$(968)	$(24,922)
Non-cash items included in net loss	0	0	0
Adjustments to reconcile net loss to
Cash used by operating activity
Accounts payable	729	0	729

NET CASH PROVIDED BY OPERATING ACTIVITIES	(23,225)	(968)	(24,193)

CASH FLOWS FROM INVESTING ACTIVITIES	0		0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	1,950	100	2,050
Paid-in capital	17,650	900	18,550
Common stock sold subject to a rescission offer	6,354	0	6,354

NET CASH PROVIDED BY FINANCING ACTIVITIES	25,954	1,000	26,954

NET INCREASE IN CASH	2,729	32	$2,761

CASH AT BEGINNING OF PERIOD	32	0

CASH AT END OF PERIOD	$2,761	$32

The accompanying notes are an integral part of

These financial statements.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31, 2000

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on November 16, 2000 under the laws of the State of Delaware. The business purpose of the Company is to acquire funeral facilities and the selling of prepaid funeral programs.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNING (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On November 20, 2000 the Company sold 100,000 shares of its common stock at $.01 per share for $1,000. On May 9, 2001 the Company sold 400,000 shares of its common stock at $.01 per share for $4,000. On May 14, 2001 the Company sold 700,000 shares of its common stock at $.01 per share for $7,000. On June 14, 2001 the Company sold 850,000 shares of its common stock at $.01 per share of $8,500. On November 14, 2001 the Company sold 63,536 shares of its common stock at $.10 per share for $6,354. However, the shares are subject to a rescission offer by the Company until July 15, 2002

NOTE D RESCISSION OFFER

On November 14, 2001 the Company sold 63,536 shares of its common stock at $.10 per share for $6,354. However, the shares are subject to a rescission offer by the Company until July 15, 2002. Under the terms of the rescission offer, those shareholders may return the stock to the Company for a refund of the amount paid for the stock, plus interest at 12% per annum. There has been no accrual for interest since management estimates that it is unlikely that the rescission offer will be accepted by the shareholders.

CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND DECEMBER 31, 2000

(continued)

NOTE D RESCISSION OFFER (Continued)

The Company has obtained a $10,000 line of credit from existing shareholders to honor the rescission offer if the rescission offer is accepted.

NOTE E GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Delaware law provides liberal indemnification of officers and directors of Delaware corporations.

Section 145 of the Delaware Code permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of Capstone provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Item 25. Other Expenses of Issuance and Distribution

Capstone has or will expend fees in relation to this registration statement as detailed below:
Auditors Fees	$6,000.00
Transfer Agent Fees	$500.00
Registration Fees	$20.07
Attorney Fees	$10,819.00
Estimated additional expenses	500.00
Total	$17,839.

Item 26. Recent Sales of Unregistered Securities

Capstone has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

During November, 2001, the Company sold 63,536 free trading shares of its common stock pursuant to a Form SB2 Registration Statement filed October 29, 2001. Such registration statement was not declared effective prior to the sale of the shares, thereby violating Securities laws. Such shares are the subject of the Registrant's Rescission offer being registered on Form SB-2, filed February 19, 2002. No commissions were paid.

Mr. Brian Koehn purchased 100,000 shares of common stock from Capstone on November 20, 2000 for $1,000. The shares were issued as a private placement. No underwriters were used, and no commissions or other remuneration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Koehn continues to be subject to Rule 144 of the Securities Act of 1933.

During the period from May 9, 2001 to June 14, 2001, a private placement offering was completed, under which 1,950,000 shares of common stock were sold at a price of $.01 per share to 20 shareholders for a total of $19,500. No underwriters were used, and no commissions or other remuneration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Capstone qualified for an exemption from registration under Rule 504 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on November 16, 2000, to June 14, 2001.

Stock Purchaser's Name	Date of Purchase	Total Number of Shares Purchased
Brian Koehn	Nov. 20, 2000	100,000
Darryl Mills	May 9, 2001	100,000
Rod Veremy	May 9, 2001	100,000
Lois Meisinger	May 9, 2001	100,000
Wally Major	May 9, 2001	100,000
Gerry Meisinger	May 14, 2001	100,000
Wade Meisinger	May 14, 2001	100,000
Marnie Meisinger	May 14, 2001	100,000
Jean Blanchard	May 14, 2001	100,000
Jenny Major	May 14, 2001	100,000
Allen Ridley	May 14, 2001	100,000
Evelyn Ridley	May 14, 2001	100,000
Doris Major	June 14, 2001	50,000
Tom McMahon	June 14, 2001	100,000
Sylvia McMahon	June 14, 2001	100,000
Gerry Karpinka	June 14, 2001	100,000
Maria Karpinka	June 14, 2001	100,000
Frank Meisinger	June 14, 2001	100,000
Sherry Theoret	June 14, 2001	100,000
Christine Broggi	June 14, 2001	100,000
Joseph Levesque	June 14, 2001	100,000
Total		2,050,000

Item 27. Exhibits
I	Articles of Incorporation.	Previously Filed
II	Bylaws.	Previously Filed
III	Opinion re: Legality.	Included
IV	Consents of experts and counsel.	Included
V	Rescission Offer	Previously Filed
VI	Agreement with Santbir Minhas	Previously Filed
VII	Promissory Note - Darryl Mills

Item 28. Undertakings

Capstone hereby undertakes the following:

(1) The Company will file, during the period of the offering covered by this statement, any post-effective amendments required in order to: a) include any prospectus required by Section 10(a)(3) of the Securities Act; b) reflect, in any prospectus required to be filed, any facts or events which individually or together, represent a fundamental change in the information in this Registration Statement, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range which is no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; c) include any additional or changed material information related to the plan of distribution.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(3) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the quesion whether such indemnification by it is against public policy as expressed in the Securities Act and will be goverend by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sardis, Province of British Columbia, Canada, on August 6, 2002.

CAPSTONE INTERNATIONAL CORPORATION

/s/ Darryl Mills

Darryl Mills

President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Darryl Mills

Darryl Mills

President, Director

/s/ Rod Veremy

Rod Veremy

Secretary/Treasurer, Director